EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM







We consent to the incorporation by reference in Registration Statement Nos. 33-45150, 33-52876, 33-55909, 33-57207, 33-58165, 33-61629, 333-01839,
333-02331,  333-12767,  333-15103,  333-29713,  333-48493, 333-57075, 333-80237,
333-79749,   333-72497,   333-31058,   333-42294  and  333-68030  on  Form  S-3,
Registration Statement No. 333-72023 on Form S-4, and Registration Statement Nos. 33-24987, 33-25290, 33-38338, 2-75287, 33-38366, 33-38365, 33-46168,
33-51979,  33-51977,  33-52629,   33-56419,  33-56463,   333-10281,   333-10279,
333-10277,  333-13945,  333-50123,  333-84647,  333-81725, 333-74265, 333-33258,
333-69020, 333-75468, 333-90540, 333-103426,  333-103935, 333-110395, 333-110393
and 333-110392 on Form S-8 of Automatic Data Processing, Inc. of our reports dated August 17, 2005, relating to the financial statements of Automatic Data Processing, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in this Annual Report on Form 10-K of Automatic Data Processing, Inc. as of and for the year ended June 30, 2005.


/s/ Deloitte & Touche LLP
New York, New York
August 31, 2005


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